Exhibit 3.02

# RESTATED CERTIFICATE OF INCORPORATION OF AMERICAN EAGLE GROUP, INC.

(Pursuant to Sections 242 & 245)

American Eagle Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

First: The name of the Corporation is American Eagle Group, Inc. The Corporation was originally incorporated under the name AOA Corporation and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 3, 1986.

Second: This Restated Certificate of Incorporation restates, integrates and amends the provisions of the certificate of incorporation of the Corporation as heretofore amended and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "General Corporation Law") by the unanimous written consent of the holders of all outstanding shares entitled to vote.

Third: The amendments to the certificate of incorporation effected by this Restated Certificate of Incorporation include, inter alia, (a) the reclassification of each outstanding share of Series A Voting Common Stock, one cent ($.01) par value, into one share of Common Stock, par value $.01 per share, and (b) the reclassification of each outstanding share of Series B Nonvoting Common Stock, one cent ($.01) par value, into one share of Nonvoting Common Stock, par value $.01 per share. The capital of the Corporation will not be reduced under or by reason of the amendments effected by this Restated Certificate of Incorporation.

Fourth: The text of the certificate of incorporation as heretofore amended, restated or supplemented is hereby restated and further amended to read in its entirety as follows:

## ARTICLE I

## NAME

The name of the Corporation is American Eagle Group, Inc.

## ARTICLE II

## DEFINITIONS

For the purpose of this Restated Certificate of Incorporation:

A. "Affiliate" and "Associate" have the meanings set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on January 1, 1994.

B. A person shall be deemed to "Beneficially Own" shares of Voting Stock (1) that such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, (2) that such person or any of its Affiliates and Associates has (i) the right to acquire or to dispose of (whether such right is exercisable immediately or only after the passage of time or only upon the occurrence or nonoccurrence of a contingency or event), or to direct the acquisition or disposition of, pursuant to any agreement, arrangement, understanding or relationship or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the voting of pursuant to any agreement, arrangement, understanding or relationship (other than pursuant to a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons), or (3) that are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement, understanding or relationship for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

C. "Business Combination" means (a) any merger or consolidation of the Corporation or any Subsidiary with or into (i) any Related Person or (ii) any other entity (whether or not itself a Related Person) that, after such merger or consolidation, would be an Affiliate or Associate of a Related Person, or (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Related Person of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more, or (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions, and other than by way of a pro rata distribution to all stockholders or a reclassification, dividend or subdivision of such securities and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or a Subsidiary that have been distributed pro rata to stockholders) of any securities of the Corporation or any Subsidiary to any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more, or (d) the adoption of any plan or proposal proposed by or on behalf of a Related Person for the liquidation or dissolution of the Corporation, or (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation or any merger or consolidation of the Corporation with or into any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Related Person) that has the effect, directly or indirectly, of increasing by more than one percent (1%) the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary that are Beneficially Owned by any Related Person.

D. "Continuing Director" means, as to any Related Person, any member of the board of directors of the Corporation (the "Board") who (i) is unaffiliated with and is not the Related Person and (ii) became a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

E. "Disinterested Shares" means, as to any Related Person, shares of Voting Stock that are Beneficially Owned and owned of record by stockholders other than such Related Person.

F. "Fair Market Value" means: (a) in the case of shares of stock and other securities, the highest closing sale price during the thirty (30) day period immediately preceding and including the date in question of a share of such stock or other security, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock or other security is listed or admitted to trading or, if such stock or other security is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock or other security during the thirty (30) day period preceding and including the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any other quotation reporting system then in general use, or, if no such quotations are available, the fair market value on the date in question of a share of stock or other security as determined by the Board in good faith; and (b) in the case of property other than stock or other securities, the fair market value of such property on the date in question as determined by the Board in good faith.

G. A "person" shall mean any individual, firm, corporation, partnership, unincorporated association or other entity.

H. "Related Person" means and includes (i) any person, or any group of two or more persons that act together or have agreed to act together, that together with its or their Affiliates or Associates, Beneficially Owns, directly or indirectly, in the aggregate, ten percent (10%) or more of the combined voting power of the then outstanding shares of Voting Stock, and any Affiliate or Associate of any such person; (2) an Affiliate of the Corporation that at any time within two years prior thereto Beneficially Owned, directly or indirectly, ten percent (10%) or more of the combined voting power of the outstanding shares of Voting Stock; or (3) an assignee of or successor to any shares of capital stock of the Corporation that were at any time within two years prior thereto Beneficially Owned by any Related Person, if such assignment or succession shall have occurred other than pursuant to a "public offering" within the meaning of the Securities Act of 1933, as amended; provided, however, that the term "Related Person" shall not include (i) the Corporation, any Subsidiary, any employee benefit plan or employee stock plan of the Corporation or of any Subsidiary, or any person organized, appointed, established or holding Voting Stock for or pursuant to the terms of any such plan, nor shall such term encompass shares of Voting Stock held by any of the foregoing (whether or not held in a fiduciary capacity or otherwise) and (ii) Mason Best Company, L.P. ("Mason Best"), Nelson Hurst Overseas Holdings, Ltd. ("Nelson Hurst"), or any Affiliate or Associate of Mason Best or Nelson Hurst designated in writing by Mason Best or Nelson Hurst, as the case may be, as a person who is not a Related Person, nor shall such term encompass shares of Voting Stock held by them.

I. "Subsidiary" means any corporation or other entity of which the Corporation owns, directly or indirectly, securities that entitle the Corporation to elect a majority of the board of directors or other persons performing similar functions of such corporation or entity or that otherwise give to the Corporation the power to control such corporation or entity.

J. "Voting Stock" means all outstanding shares of capital stock of the Corporation that pursuant to or in accordance with this Restated Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stock shall refer to such percentage

or portion of the voting power of such shares entitled to vote. The outstanding shares of Voting Stock shall include shares owned through application of Paragraph B of Article II of this Restated Certificate of Incorporation, where applicable, but shall not otherwise include any other shares of Voting Stock that may be issuable by the Corporation pursuant to any agreement, or upon the exercise or conversion of any right, warrants or options or otherwise.

ARTICLE III

DURATION

The Corporation is to have perpetual existence.

ARTICLE IV

BUSINESS

The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law.

ARTICLE V

AUTHORIZED CAPITAL STOCK

A. The Corporation is authorized to issue Twenty-Six Million (26,000,000) shares of capital stock, Twenty Million (20,000,000) of which shall be designated Common Stock, par value $.01 per share ("Common Stock"), One Million (1,000,000) of which shall be designated Nonvoting Common Stock, par value $.01 per share ("Nonvoting Common Stock"), and Five Million (5,000,000) of which shall be designated Preferred Stock, par value $.01 per share ("Preferred Stock").

B. Except as otherwise provided in this Restated Certificate of Incorporation, holders of shares of Common Stock shall have all the rights and privileges of holders of shares of common stock under the General Corporation Law.

C. Except as otherwise provided in this Paragraph C or as otherwise required by applicable law, shares of Nonvoting Common Stock shall be identical in every respect to shares of Common Stock, and the rights and privileges of the holders thereof shall be identical (including with respect to dividends and distributions) and shall include all the rights and privileges of holders of shares of Common Stock.

(1) The holders of shares of Nonvoting Common Stock shall not, by virtue of holding such shares, have any right to vote on any matter voted on by the stockholders of the Corporation except: (i) as provided by applicable law, and then such votes shall be counted with the votes of holders of Common Stock and not separately as a class, except as otherwise required by law; and (ii) without the approval of the holders of at least a majority of the shares of Nonvoting Common Stock then outstanding, voting together as a class, given in writing or by vote at a meeting of holders of Nonvoting

Common Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of this Restated Certificate of Incorporation so as to adversely affect the rights and privileges of the Nonvoting Common Stock; and

(2) Any dividend or distribution on the Common Stock declared, paid or set apart for payment in shares of Common Stock shall be declared, paid or set apart for payment on shares of Nonvoting Common Stock in shares of Nonvoting Common Stock. If the Corporation in any manner subdivides, reclassifies or combines the outstanding shares of Common Stock, the outstanding shares of Nonvoting Common Stock shall be proportionately subdivided, reclassified or combined in a similar manner.

D. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board, each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including, but without limiting the generality of the foregoing, the following:

(1) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board in the resolution establishing such series) may be increased (but not above the total number of shares of Preferred Stock) or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board;

(2) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preferences or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

(3) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation, and the terms and conditions of such conversion or exchange;

(4) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

(5) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

(6) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock; and

(7) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

E. (1) After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Paragraph D of this Article V), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Paragraph D of this Article V), and subject further to any other conditions that may be fixed in accordance with the provisions of Paragraph D of this Article V, then and not otherwise the holders of Common Stock and Nonvoting Common Stock, if any, shall be entitled to receive such dividends as may be declared from time to time by the Board.

(2) In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Paragraph D of this Article V), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock and Nonvoting Common Stock, if any, shall, subject to the additional rights, if any (fixed in accordance with the provisions of Paragraph D of this Article V), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock and Nonvoting Common Stock, if any, held by them respectively.

(3) Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Paragraph D of this Article V granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

(4) The authorized amount of shares of Common Stock, Nonvoting Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the

combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

F. (1) Pursuant to authority conferred upon the Board by the certificate of incorporation as then in effect and Section 151 of the General Corporation Law,the Board duly adopted resolutions on June 21, 1990, creating the Series B Cumulative Preferred Stock of the Corporation from the authorized but unissued preferred stock and fixed the number of shares, designation, powers, preferences and relative rights of such Series B Cumulative Preferred Stock, a copy of which resolutions are attached hereto as Exhibit A and incorporated herein by reference. The provisions of said resolutions remain in full force and effect except that the term "Common Stock" as defined in Section 2(a)(ii) thereof is hereby amended to mean the shares of Common Stock and Nonvoting Common Stock.

(2) Pursuant to authority conferred upon the Board by the certificate of incorporation as then in effect and Section 151 of the General Corporation Law, the Board duly adopted resolutions on October 15, 1991, creating the Series C Cumulative Preferred Stock of the Corporation from the authorized but unissued preferred stock and fixed the number of shares, designation, powers, preferences and relative rights of such Series C Cumulative Preferred Stock, a copy of which resolutions are attached hereto as Exhibit B and incorporated herein by reference. The provisions of said resolutions remain in full force and effect except that the term "Common Stock" as defined in Section 2(a)(ii) thereof is hereby amended to mean the shares of Common Stock and Nonvoting Common Stock.

## ARTICLE VI

## PREEMPTIVE RIGHTS AND CUMULATIVE VOTING DENIED

No holder of shares of the Corporation of any class or series shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class or series now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation. Cumulative voting by the stockholders of the Corporation at any election of directors of the Corporation is hereby prohibited.

## ARTICLE VII

## REGISTERED OFFICE; AGENT

The street address of the registered office of the Corporation is 32 Loockerman Square, Suite L-100, Dover, Delaware 19901; and the name of its registered agent at such address is Prentice-Hall Corporation System.

ARTICLE VIII

ELECTION OF DIRECTORS; TERM OF OFFICE

A. The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board. Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Restated Certificate of Incorporation relating to the rights of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire board shall be fixed from time to time by or pursuant to a resolution passed by the Board.

B. The Board, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article V of this Restated Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as the then-authorized number of directors constituting the Board permits, with the term of office of one class expiring each year and with each director serving for a term ending at the third annual meeting of stockholders of the Corporation following the annual meeting at which such director was elected. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

C. Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of this Restated Certificate of Incorporation, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

D. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article V of this Restated Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his death, disqualification, resignation or removal. Except

as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly. Notwithstanding the foregoing, whenever, pursuant to the provisions of Article V of this Restated Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Restated Certificate of Incorporation and the certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Paragraph D unless expressly provided by such terms.

E. Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article V of this Restated Certificate of Incorporation, any director may be removed from office only for cause and only by the affirmative vote of the holders of 66⅔% or more of the combined voting power of the then-outstanding shares of Voting Stock at a meeting of stockholders called for that purpose, voting together as a single class.

ARTICLE IX

LIMITATION OF LIABILITY

To the fullest extent permitted by the General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE X

MEETINGS OF STOCKHOLDERS

A. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board, (ii) the President or (iii) the Board pursuant to a resolution adopted by a majority of the then-authorized number of directors of the Corporation; provided, however, that where such special meeting of stockholders is called pursuant to this Article X for the purpose of acting upon a proposal made by or on behalf of a Related Person or, at any time that one or more Related Persons exist, by

or at the request of a director who is not defined to be a Continuing Director as to all Related Persons, or where a Related Person otherwise seeks action requiring approval of stockholders, then, in addition to the aforesaid vote of directors, the affirmative vote of a majority of the Continuing Directors, if any, shall also be required to call such special meeting of stockholders. Special meetings of stockholders may not be called by any other person or person or in any other manner. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

B. In addition to the powers conferred on the Board by this Restated Certificate of Incorporation and by the General Corporation Law, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Corporation, to adopt, amend or repeal the Bylaws of the Corporation, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, Bylaws relating to (i) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board, (ii) regulation of the attendance at annual or special meetings of the stockholders of persons other than holders of record or their proxies, (iii) regulation of the business that may properly be brought by a stockholder of the Corporation before an annual or special meeting of stockholders of the Corporation, and (iv) indemnification of any current or former director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, employee benefit plans.

## ARTICLE XI

## STOCKHOLDER CONSENT

Except as otherwise provided for or fixed pursuant to the provisions of Article V of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board and, if such matter involves a Business Combination, such written consent shall have expressly been approved in advance by the affirmative vote of at least a majority of the Continuing Directors then in office.

## ARTICLE XII

## BUSINESS COMBINATIONS

A. In addition to any affirmative vote required by law, and except as otherwise expressly provided in Paragraph B of this Article XII, a Business Combination shall require the affirmative vote of the holders of seventy-five percent (75%) or more of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may otherwise be

required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

B. The provisions of Paragraph A of this Article XII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of this Restated Certificate of Incorporation or the Bylaws, if there are one or more Continuing Directors then in office and if such Business Combination has been approved by the Board by (i) the affirmative vote of at least a majority of the then-authorized number of directors and (ii) the affirmative vote of at least a majority of the Continuing Directors then in office.

ARTICLE XIII

SECTION 203

The Corporation shall not be governed by Section 203 of the General Corporation Law.

ARTICLE XIV

AMENDMENT OF CORPORATE DOCUMENTS

A. Whenever any vote of the holders of Voting Stock is required by law to amend, alter, repeal or rescind any provision of this Restated Certificate of Incorporation, then in addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article V of this Restated Certificate of Incorporation, such alteration, amendment, repeal or rescission (a "Change") of any provision of this Restated Certificate of Incorporation must be approved by at least a majority of the then-authorized number of directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided, however, that if any such Change relates to Articles II, V, VIII, IX, X, XI, XII or XIII hereof or to this Article XIV, such Change must also be approved by the affirmative vote of the holders of at least 66⅔% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class and, if at the time there exist one or more Related Persons, such Change must also be approved by the affirmative vote of the holders of at least a majority of the combined voting power of the Disinterested Shares; provided further, however, that the vote(s) required by the immediately preceding clause shall not be required if such Change has been first approved by at least two-thirds of the then-authorized number of directors and, if at the time there exist one or more Related Persons, by a majority of the Continuing Directors then in office, if any.

Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons

whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

B. In addition to any affirmative vote required by law, any Change of the Bylaws of the Corporation may be adopted either (i) by the Board by the affirmative vote of at least a majority of the then-authorized number of directors and, if at the time there exist one or more Related Persons, by the affirmative vote of at least a majority of the Continuing Directors then in office, if any, or (ii) by the stockholders by the affirmative vote of the holders of at least 66⅔% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class and, if at the time there exist one or more Related Persons, by the affirmative vote of the holders of at least a majority of the combined voting power of the Disinterested Shares.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the Corporation this 2 day of March, 1994.

By: [signature]
M. Philip Guthrie
Chairman of the Board and
Chief Executive Officer